Technical Services Agreement

by and between

Beijing Sino Top Scope Technology Co., Ltd.

and

YOU On Demand (Beijing) Technology Co., Ltd.

25, January 2016

Appendix

I.	Scope of Services

This TECHNICAL SERVICES AGREEMENT (“Agreement”) is entered into on this 25 day of January, 2016 in Beijing, People’s Republic of China (“PRC”), by and between:

(1)

Beijing Sino Top Scope Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC, with its registered address at Suite 2005, Building 11, 5 Huayuan Road, Haidian District, Beijing, PRC (“Party A”); and

(2)

YOU On Demand (Beijing) Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC, with its registered address at Suite 2603, 26/F, Tower A, 10 Jintongxi Road, Chaoyang District, Beijing, PRC (“Party B”).

WHEREAS:

Party A wishes to retain Party B to provide the Services (defined below), and Party B is willing to provide the same to Party A, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, the parties agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

	1.1	Definitions. Unless otherwise indicated, the following terms in this Agreement shall have the meanings set forth below:

Business Day	means a day in which commercial banks are open for business in the PRC;

Confidential Information

means any information of a confidential nature relating to the parties, including without limitation any confidential information concerning their respective structure, business activities (including financial information, client lists and business policies), technology, released or unreleased software or hardware products, and marketing plans, regardless of the format in which such information is stored or communicated, and including any excerpts, summaries or other derivative forms of the same;

Costs

means the direct and indirect costs (other than Expenses) incurred by Party B and attributable to the Services performed by Party B hereunder, as determined in accordance with United States Generally Accepted Accounting Principles (US GAAP);

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Expenses

means all: (a) non-recoverable national, local, value added tax and other taxes (excluding taxes on the net income of Party B) paid by Party B in the performance of the Services; and (b) significant third party costs incurred by Party B for the benefit of Party A in the performance of the Services hereunder;

Force Majeure

means any fire, flood, war, act of government or other natural or man-made event which is unforeseen by the parties (or if foreseen, reasonably unavoidable) and which prevents the performance of this Agreement by any or all of the parties, but excluding any shortage of credit;

RMB	means Renminbi, the lawful currency of the PRC;

Services	means the services to be provided from Party B to Party A hereunder, as set forth in Appendix 1;

Service Fee	has the meaning set forth in Article 3.1.

1.2

Interpretations. All headings used herein are for reference purposes only and shall not affect the meaning or interpretation of any provision. Any reference to an Article or Appendix is to an article or appendix of this Agreement. For purposes of this Agreement, the term “PRC” refers to Mainland China, and unless explicitly stated herein does not include the Special Administrative Regions of Hong Kong and Macao or the territory of Taiwan.

2.	SERVICES

	2.1	Provision of Services. Party B agrees that it will provide the Services in accordance with the terms and conditions set forth herein, as and when requested by Party A.

	2.2	Service Period. Party B undertakes to provide the Services for the Term of this Agreement.

2.3

Exclusivity. Party A hereby agrees to engage Party B as its exclusive provider for the Services for the Term of this Agreement. Without the prior written consent of Party B, Party A shall not directly or indirectly engage any third party to provide services that are identical or similar to the Services.

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3.	SERVICE FEE AND METHOD OF PAYMENT

3.1

Service Fee. As consideration for the Services, Party A agrees to pay Party B a service fee (“Service Fee”) equivalent to Party B’s Costs in providing the Services, plus 30% of such Costs. The Parties agree to periodically review the Service Fee and to make adjustments to the Service Fee as deemed appropriate to maintain an arm’s length compensation.

	3.2	Expenses. In addition to the Service Fee, Party A shall reimburse Party B for all Expenses incurred in the provision of the Services. Such Expenses shall be reimbursed at cost.

3.3

Method of Payment. The Service Fee shall be payable, and Expenses shall be reimbursed, in arrears on a quarterly basis within 10 days after the end of each calendar quarter to a bank account designated by Party B (net of all bank handling fees). Promptly after receiving each payment of the Service Fee and Expenses, Party B shall provide Party A with an official invoice for the same.

3.4

Access to Books and Records. For purposes of verifying the Service Fee and Expenses, Party A agrees to grant Party B complete access to its financial records during normal business hours upon receipt of reasonable written notice from Party B, provided that such access does not cause undue disruption to Party A’s business operations.

4.	INTELLECTUAL PROPERTY OWNERSHIP

For the avoidance of doubt, the parties agree that any invention, modification, creation, or design created or developed by Party B during its performance of this Agreement, and all related copyrights, trademarks, patents and all other intellectual property rights, whether registered or not, shall be owned exclusively by Party B. Where such ownership is precluded due to PRC law, Party A undertakes to sign any documents and take, or cause to be taken, any other action necessary, to effect the complete and irrevocable assignment of the said ownership rights to Party B.

5.	REPRESENTATIONS AND WARRANTIES

	5.1	Both Parties. Each party represents and warrants that, as of the date of signing hereof:

		5.1.1	it is a company incorporated and validly existing under the laws of the PRC;

		5.1.2	it has all due power and authority to enter into and perform this Agreement;

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	5.1.3	it has obtained from the relevant government authorities all necessary approvals required to legally operate its business and to perform its obligations hereunder;

	5.1.4	neither the execution of this Agreement nor the performance of its obligations hereunder will conflict with, result in a breach of, or constitute a default under:

		5.1.4.1	its business license or any provision of its articles of association or any other constitutional document;

		5.1.4.2	any applicable law, or any governmental authorization or approval; or

		5.1.4.3	any agreement to which it is a party;

	5.1.5	this Agreement constitutes legal, valid, and binding obligations enforceable against it; and

	5.1.6	there is no on-going or pending dispute, action, arbitration, administrative procedure or other legal proceeding relating to its assets or itself.

5.2	Party A. Party A further represents and warrants that, as of the date of signing hereof, it has all necessary licenses and approvals to engage in the provision of technology information services.

5.3	Party B. Party B further represents and warrants that, as of the date of signing hereof, it is duly authorized to provide the Services in the PRC.

6.	CONFIDENTIALITY

6.1

Confidentiality Obligations. Each party (“Receiving Party”) shall maintain the strict confidentiality of any and all Confidential Information of the other party (“Disclosing Party”) to which it may become privy before or during the performance of this Agreement, and shall not disclose any such Confidential Information to any third party except to its relevant employees, affiliates, officers and advisors (as applicable) on a “need-to-know” basis and provided that the aforesaid recipients of Confidential Information are subject to written confidentiality undertakings which are no less strict than the obligations set forth herein. Any Confidential Information of the Disclosing Party which is received by the Receiving Party hereunder shall be used for the sole purpose of performing this Agreement and such other purpose as the Disclosing Party shall have permitted in writing.

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	6.2	Exceptions. The disclosure of Confidential Information by the Receiving Party shall not be deemed a breach of its confidentiality obligations under the following circumstances;

		6.2.1	the Disclosing Party has given its prior written consent to the disclosure;

		6.2.2	the Confidential Information has entered the public domain through no fault or wrongful act of the Receiving Party;

6.2.3

the Confidential Information has been rightfully received by the Receiving Party from a third party which developed such information independently and was not subject to any confidentiality obligation with regard to the same;

6.2.4

the Confidential Information was, prior to this Agreement or any other separate non-disclosure agreement previously existing between the parties, independently developed by the Receiving Party without use, directly or indirectly, of the Confidential Information; or

6.2.5

where the disclosure of Confidential Information is required pursuant to a law or court order of competent jurisdiction, provided that such disclosure shall be limited to the extent required by such applicable law or court order, and provided further that the Receiving Party has notified the Disclosing Party of the need to disclose the Confidential Information in question, such that the Disclosing Party shall have the opportunity to oppose the disclosure thereof by means of any available objections or appeals.

7.	TERM AND TERMINATION

	7.1	Term. This Agreement will take effect on the date first set forth above and shall continue indefinitely with full force and effect until it is terminated pursuant to Article 7.2.

	7.2	Termination. This Agreement may be terminated as follows:

		7.2.1	with the mutual written consent of the parties; and

		7.2.2	by the non-breaching party by means of written notice with immediate effect, where the other party has breached this Agreement as set forth in Article 8.

7.3

Survival. The confidentiality and payment obligations of the parties (including without limitation any payment obligations relating to the breach or termination of this Agreement), shall survive the termination of this Agreement for any reason indefinitely.

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8.	BREACH

	8.1	Breach. A party shall be deemed to be in breach of this Agreement if:

8.1.1

it fails to perform its obligations under this Agreement fully and in a timely manner, and does not rectify any such failure within 30 days after written demand from any other party requesting the same; or

		8.1.2	any representation or warranty made by such party hereunder proves to be or becomes materially false, misleading or untrue.

8.2

Liability for Breach. If either party breaches this Agreement, it shall indemnify the other party against, and compensate it for, any damages or loss incurred as a result, including third party claims.

9.	FORCE MAJEURE

9.1

A party who is not able to perform its obligations hereunder as a direct result of Force Majeure shall not be deemed to be in breach of this Agreement, provided that the following conditions are satisfied simultaneously:

		9.1.1	its failure to perform its obligations hereunder shall be directly caused by Force Majeure;

		9.1.2	it has used commercially reasonable efforts to perform its obligations hereunder and, has taken necessary precautions to reduce the losses to the other parties arising from the Force Majeure;

		9.1.3	it has immediately informed the other parties in writing after the occurrence of Force Majeure; and

9.1.4

it has provided written information and supporting documentation, including a statement of the reasons for the delay in implementing or partially implementing this Agreement, within 15 days after the occurrence of Force Majeure.

10.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

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11.	DISPUTE RESOLUTION

11.1

If any dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve it through friendly consultations or mediation. If any dispute cannot be resolved within 30 days after the commencement of discussions, such dispute shall be referred to and finally resolved by arbitration in Beijing under the auspices of the China International Economic and Trade Arbitration Commission in accordance with the Commission’s then-current arbitration rules. The arbitration shall be conducted in both the Chinese and English languages before a tribunal of 3 arbitrators appointed in accordance with the said rules.

11.2

The arbitral award shall be final and binding on the parties. The winning party may, at the cost and expense of the losing party, apply to any court of competent jurisdiction for enforcement of such arbitral award.

	11.3	During the period when the dispute is being resolved, except for the matters under dispute, the parties shall continue performing this Agreement in all respects.

12.	MISCELLANEOUS

12.1

Notices. All notices or other communications hereunder shall be written in English, and delivered in person (including by courier), by first class mail or facsimile, to the addresses set forth below. A notice shall be deemed to have been delivered (a) on the date of signing of the delivery receipt in the case of delivery in person (including by courier); (b) on the 10th day of the mailing date in the case of delivery by mail; and (c) on the date recorded in the transmission record in the case of facsimile, unless delivery is made after 5 pm on a Business Day or on a non-Business Day in the place of receipt, in which case delivery shall be deemed to occur at 9 am on the following Business Day.

Party A:	Beijing Sino Top Scope Technology Co., Ltd.

Address:	Suite 2005, Building 11, 5 Huayuan Road,
Haidian District, Beijing, PRC
Tel:	+86 10 8590 6578
Fax:	+86 10 8590 6577
Attn:	Mingcheng Tao (掏鸣成)

Party B:	YOU On Demand (Beijing) Technology Co.,
Ltd.

Address:	Suite 2603, 26/F, Tower A, 10 Jintongxi Road,

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Chaoyang District, Beijing, PRC
Tel:	+86 10 8590 6578
Fax:	+86 10 8590 6577
Attn:	Grace He

12.2

Entire Agreement. This Agreement and its appendix attached hereto constitute the entire agreement between the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

12.3

Amendment. This Agreement may be amended only by a written agreement signed by the parties, which amendment shall be attached to this Agreement as an Appendix. If required by law, the parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

12.4

No Waiver. Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of either party to exercise any right, authority or privilege under this Agreement, or under any other related agreement, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

12.5

Severability. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

12.6

Taxes and Fees. Unless otherwise stipulated herein, each party shall be responsible for any stamp duties, taxes and out-of-pocket expenses (including legal fees) incurred by it in connection with the preparation and performance of this Agreement.

12.7	Successors. This Agreement shall be binding upon the parties, their respective successors and assigns (if any).

12.8

Assignment. Party A shall not assign any its rights or obligations hereunder without the prior written consent of Party B. Party B shall have the right to assign all or any of its rights or obligations under this Agreement to any third party (whether a natural person or legal entity) at any time. Party A shall cooperate fully with Party B to affect any such assignment, including without limitation signing any documentation.

12.9

Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute one and the same instrument.

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12.10	Languages and Versions. This Agreement is executed in two (2) original English language sets. Each party shall retain one (1) such original set.

[The space below is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first indicated above.

For and on behalf of
Beijing Sino Top Scope Technology Co., Ltd.
(Company Seal)

Signature:	/s/ Zhang Yan
Name:	Zhang Yan
Title:	Legal Representative

For and on behalf of
YOU On Demand (Beijing) Technology Co., Ltd.
(Company Seal)

Signature:	/s/ Liu Weicheng
Name:	Liu Weicheng
Title:	Legal Representative

Signature Page to Technical Services Agreement

Appendix I

Scope of Services

1.

Technical Services. Party B will provide technical services and training to Party A, taking advantage of Party B’s advanced software development and system integration technologies to improve Party A’s system integration. Such technical services shall include:

	(a)	administering, managing and maintaining information application systems and website system infrastructure;

	(b)	providing system optimisation plans and implementing optimisation features;

	(c)	procuring, installing and supporting Party B’s products, and providing training regarding the use of those products;

	(d)	managing and maintaining networks and providing technology to assure the reliability and efficiency thereof; and

	(e)	providing information technology services and assuring the reliable operation of information infrastructure.

2.

Marketing and Management Consulting. For the purposes of expanding Party A’s market share, marketing its products and creating an efficient internal operation for Party A, Party B will provide consulting services regarding marketing and management. Such consulting services shall include:

(a)

providing strategic co-operation proposals and recommending partners to Party A, and assisting Party A to establish and develop cooperative relationships with partners for the development of information networks and value-added telecommunication services;

	(b)	providing Party A with market development strategies, including without limitation advice on the design and improvement of Party A’s products, services and business model; and

(c)

training management personnel and providing management consultation services, including without limitation regular business training for Party A's management personnel and formulating practical and effective solutions to existing problems with respect to Party A’s business operations.

3.	Finance Support. Party B will provide Party A with finance-related services with respect to Party A’s business, including without limitation:

	(a)	management of accounts payable;

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	(b)	administration and reimbursement of expenses;

	(c)	asset management and project accounting;

	(d)	management of general ledger, procurement and cashier; and

	(e)	financial analysis.

4.	Human Resources Support. Party B will provide Party A with advice and assistance in the management of its workforce, including without limitation:

	(a)	generating and managing employment contracts, amendments and renewals;

	(b)	administering payroll;

	(c)	administering benefits;

	(d)	withholding and remitting individual income tax (IIT) and social taxes on behalf of Party A and Party A’s employee;

	(e)	recruiting new staff in accordance with Party A’s instruction;

	(f)	terminating the employment of staff in accordance with Party A’s instructions; and

	(g)	providing, supporting and managing human resources information system.

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